D. H. MARKETING & CONSULTING, INC.
                            300 Keystone Street
                        Hawley, Pennsylvania  18428

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on July 10, 1998

  To Our Stockholders:

   The Annual Meeting of Stockholders of D. H. Marketing & Consulting, Inc., a Nevada corporation ("Company"), will be held at the Settler's Inn in Hawley, Pennsylvania on Friday, July 10, 1998, at 5:00 p.m., local time, for the following purposes:

     (1) The election of seven directors to serve on a Board of Directors until the next Annual Meeting of Stockholders;

     (2) Such other matters as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on June 5, 1998, are entitled to notice of and to vote at the meeting.

                    BY ORDER OF THE BOARD OF DIRECTORS



                    Michael J. Daily
                    Secretary


  Hawley, Pennsylvania
  May 27, 1998



  THE FORM OF PROXY IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                     D. H. MARKETING & CONSULTING, INC.
                           300 Keystone Street
                        Hawley, Pennsylvania  18428

                            PROXY STATEMENT
                      ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held on July 10, 1998

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of D. H. Marketing & Consulting, Inc. ("Company") for use at the Company's Annual Meeting of Stockholders to be held at 5:00 p.m. local time, at the Settler's Inn in Hawley, Pennsylvania on Friday, July 10, 1998, and at any adjournment thereof. It is planned that this Proxy Statement and the accompanying Proxy will be mailed to the Company's stockholders on or about June 8, 1998.

     Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by (i) giving written notice of the revocation to the Company's corporate secretary; (ii) voting in person at the Meeting; or (iii) voting again by submitting a new proxy card. Only the latest dated proxy card, including one which a person may vote in person at the Meeting, will count.


                VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS
                   AND SECURITY OWNERSHIP OF MANAGEMENT

     All voting rights are vested exclusively in the holders of the Company's $.0003 par value common stock ("Common Stock") with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only stockholders of record at the close of business on June 5, 1998, are entitled to notice of and to vote at the meeting or any adjournments thereof. On May 27, 1998, the Company had 6,005,464 shares of Common Stock outstanding.

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, its only class of outstanding voting securities as of May 1, 1998, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding Common Stock with the address of each such person, (ii) each of the Company's current directors and officers, and (iii) all current officers and directors as a group:

===========================================================================
  Name and Address of           Amount and Nature of       Percent of
  Beneficial Owner              Beneficial Ownership       Class

===========================================================================
  David D. Hagen<F1><F2>        304,500 Shares <F3>        5.1%
  P.O. Box 621
  Hawley, PA 18428

  Ronald W. Meredith<F2><F4>    353,776 Shares <F3>        5.9%
  5647 Beneva Road
  Sarasota, FL  34233-4103

  William C. Bartley<F2><F5>    327,700 Shares <F3>        5.5%
  5647 Beneva Road
  Sarasota, FL  34233-4103

  Martin Grossbach<F2>          58,334 Shares <F3>         1.0%
  303 South Broadway
  Suite 100
  Tarrytown, NY 10591

  Michael J. Daily<F1><F2>      108,550 Shares <F3>        1.8%
  405 Prospect Street
  Hawley, PA 18428

  John C. Guttridge<F2>         -0-                       0%
  303 South Broadway
  Suite 100
  Tarrytown, NY 10591

  Steve Krakonchuk<F2>          246,000 Shares <F3><F6>   4.1%
  8611 General Currie Road
  Apartment 111
  Richmond, B.C.
  Canada V6Y 3M1
  ___________________________________________________________________________
  All Officers and Directors    1,398,860 Shares          23.3%
  as a Group (7 Persons)
  ___________________________________________________________________________

  <F1>     An officer of the Company.
  <F2>     A director of the Company.
  <F3>     Includes Restricted Stock.
  <F4>     327,501 of these shares are held in the name of Meretec Management which is owned and controlled by Ronald W. Meredith.
  <F5>     327,500 of these shares are held in the name of Limerick Management which is controlled but not owned by William C. Bartley.
  <F6>     140,000 of these shares are held in the name of Stimulus Ventures, which is owned and controlled by Steve Krakonchuk.

                          ACTIONS TO BE TAKEN AT MEETING

     The meeting is called by the Board of Directors to consider and act upon the following matters:

     1.   The election of seven Directors of the Company;
     2. Such other matters as may properly come before the meeting or any adjournment thereof.

     The holders of a majority of the outstanding shares of the Company, present at the meeting in person or represented by proxy, shall constitute a quorum. If a quorum is present, directors are elected by a plurality of the vote, i.e., the candidates receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on non-routine matters. The absence of votes on non-routine matters are "broker non-votes." Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors.

     There are no dissenters' rights applicable to the election of directors. Abstentions and broker non-votes on proposals other than the election of directors, if any, will be counted as present for purposes of the proposal and will have the effect of a vote against the proposal.


                            ELECTION OF DIRECTORS

     The number of directors on the Company's Board of Directors has been established by the Bylaws of the Company and by resolution of the Board of Directors as at lease one (1) but not more than nine (9) directors. Each director is elected for a term of one year.

     The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the nominees for directors named below. If, at the time of the meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, David D. Hagen, Martin Grossbach, Michael J. Daily, Steve Krakonchuk, Ronald W. Meredith, William C. Bartley and John C. Guttridge will hold office until the annual meeting of stockholders to be held in 1999. The nominees for directors, each of whom has consented to serve if elected, are as follows:

===========================================================================
  Name of           Director   Age   Principal Occupation for Last
  Nominee           Since            Five Years

===========================================================================
  David D. Hagen    1993       44    Chairman of the Board, President,
                                     Treasurer and Chief Executive Officer of the Company since 1993. Mr. Hagen was the President of Hagen Development and
                                     Improvement Corp., a real estate company.
                                     From 1978-1982 Mr. Hagen was the President of an investment firm in Greenwich, Connecticut. He structured and operated investment banking private placement and franchising organization. As Vice
                                     President of Sales of International Stamp
                                     Exchange in New York, Mr. Hagen developed an international network for the sale and distribution of collectible stamps, collectible coins, and hired, trained and expanded the sales force from 1982-1985.
                                     From 1985-1988, Mr. Hagen was Sales
                                     manager of International Coin Exchange
                                     Company, located in Brooklyn, New York.
                                     Mr. Hagen developed an international net-work for the sale and distribution of collectible coins, and hired, trained and expanded the sales force. From 1988-1993, Mr. Hagen has traded coins, stamps, art and miscellaneous investments for private investors and investment bankers, has owned and operated Park Avenue Fine Art
                                     Archives among other collectible
                                     galleries. From 1993, Mr. Hagen has been the President of the Company in Milford, PA.

  Michael J. Daily  1996       49    A director of the Company since January,
                                     1996. Mr. Daily was honorably discharged from the U.S. Army in 1969. He majored in Business Administration in the California
                                     College system from 1970-1973. Mr. Daily was the plant manager of a large
                                     California based mail order firm from
                                     1971-1976. From 1977-1985, Mr. Daily was a
                                     manager in the Food & Beverage industry in the Pennsylvania Pocono Mountains. Mr.
                                     Daily has been active in the Real Estate
                                     Industry from 1985 to May 1995 when he
                                     joined D. H. Marketing & Consulting, Inc.
                                     Mr. Daily was not on the Board of
                                     Directors in 1995.

===========================================================================
  Name of           Director   Age   Principal Occupation for Last
  Nominee           Since            Five Years

===========================================================================

  Martin Grossbach  1994       61    A director of the Company since September
                                     1994. In 1958, Mr. Grossbach received a
                                     B.S. in Accounting from Queen's College
                                     and in 1961, he received his law degree
                                     from New York Law School. Mr. Grossbach
                                     has been an attorney in Westchester
                                     County, New York for the last 32 years,
                                     specializing in commercial real estate.

  Steve Krakonchuk  1997       37    Mr. Krakonchuk is nominated for election
                                     to the Board of Directors this year.  Mr.
                                     Krakonchuk began working for the Company in January of 1995 In the Company's
                                     Investor Relations area and as Vice
                                     President of Sales. During his employment sales of the Company's network marketing division have increased dramatically due in large part to his participation and leadership. Mr. Krakonchuk currently is employed at the Company's wholly owned international subsidiary, Financial
                                     Communication Services, Inc., in
                                     Vancouver, British Columbia.

  Ronald W.         1998       54    A director of the Company since January
  Meredith                           21, 1998. Mr. Meredith is President of
                                     Universal Network of America, Inc. and its subsidiary, Universal Network, Inc. Mr.
                                     Meredith is an Air Force veteran, having served from 1959 through 1979. From 1979 through 1988 he owned and operated a manufacturing company in Louisville,
                                     Kentucky. He currently sits on the Board of Directors of that company. From July
                                     1988 through 1994, Mr. Meredith was an
                                     Independent Representative and National
                                     Marketing Director with an environmental products company, where he sat on the Presidential Advisory Board. During this period annual sales of that company grew from 30 million dollars to more than 400 million

===========================================================================
  Name of           Director   Age   Principal Occupation for Last
  Nominee           Since            Five Years

===========================================================================
  Ronald W.         1998       54    dollars.  From September 1994
  Meredith                           through February 1995, Mr. Meredith was an
  (continued)                        Independent Representative with a jewelry
                                     company, and is a member of the Jewelers
                                     Board of Trade. In May of 1995, he and
                                     several partners founded Universal
                                     Network, Inc.

  William C.        1998       48    A director of the Company since January
  Bartley                            21, 1998.  Mr. Bartley is Vice President
                                     of Universal Network of America, Inc. and its subsidiary Universal Network, Inc. Mr.
                                     Bartley owned a successful furniture and appliance store in Lexington, Kentucky from 1978 until 1992. From September 1990 through March of 1994, Mr. Bartley was an Independent Representative and National
                                     Marketing Director with an environmental products company. From March of 1994 through February 1995, he was an Independent Representative and the top income earner with a jewelry company. Mr.
                                     Bartley, a founder of Universal Network, Inc., was elected Vice President in July
                                     1995.

  John C. Guttridge 1998       36    In 1984, Mr. Guttridge received a B.S. in
                                     Political Science from Villanova
                                     University and in 1988, he received his
                                     law degree from Pace University School of Law. Mr. Guttridge has been an attorney in Westchester County, New York for the last
                                     10 years specializing in litigation, the last five years of which have been at the firm of Martin Grossbach, P.C.

     The Company's Board of Directors held 11 meetings during 1997, consisting of either actual meetings or written consents in lieu of a special meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ELECTION OF THE SEVEN
(7) NOMINEES LISTED ABOVE. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TO VOTE FOR THE ABOVE NOMINEES. ONLY YOUR LATEST DATED PROXY COUNTS.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are elected annually at the Annual Meeting of the Company's Board of Directors held after each Annual Meeting of Stockholders. Each executive officer of the Company holds office until a successor is duly elected and qualified, or until death or resignation or removal in the manner provided by the Company's Bylaws.

    There are no family relationships between any of the directors and executive officers.

    There was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.


                    COMPLIANCE WITH SECTION 16(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file.


                            EXECUTIVE COMPENSATION

                          Summary Compensation Table

    The Summary Compensation Table shows certain compensation information for services rendered in all capacities during each of the last three fiscal years by the Chief Executive Officer. No executive officer's salary and bonus for fiscal year 1997 exceeded $100,000. The following information for the Chief Executive Officer includes the dollar value of base salary, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.


===========================================================================
  Name and Principal          Year   Salary         Bonus        Options
  Position at 12/31/1997                                         Granted

===========================================================================

  David D. Hagen,             1994   -0-            -0-          -0-
  President & Chief           1995   $26,291.94     $10,616.27   -0-
  Executive Officer           1996   $40,833.33     $20,000.00   60,000
                              1997   $59,166.65     $20,000.00   -0-

  Option Grants in the Last Fiscal Year

   No stock options were granted to anyone during 1994 or 1995. Stock options were granted in 1996, 1997 and 1998. A majority of these options were subsequently canceled on January 19, 1998. The options, as listed below are currently outstanding:

  Name                          Amount         Option Price     Date Issued
  ==========================    =========      =============    ===========
  Laras Holdings, Inc. <F1>     750,000        9<F3>            1/13/97
  Laras Holdings, Inc. <F1>     500,000        5 15/16          1/20/98
  Herman Veltman<F1>            50,000         5 15/16          1/20/98
  Stimulus Ventures<F2>         100,000        5 15/16          1/20/98
  Charles Nisenbaum<F1>         100,000        5 15/16          1/20/98
  ______________
  <F1>     Non-Affiliate of the Company.
  <F2>     Owned and controlled by Steve Krakonchuk, a Director of the
           Company.
  <F3>     Price reflects a three for one forward stock split that occurred
           February 26, 1997.

Aggregated Option Exercises and Option Values

    As a result of the Company's cancellation of certain options on January 19, 1998, Mr. David D. Hagen holds no options in the Company.

Compensation of Directors

     Directors who are employees do not receive additional compensation for service as directors. Other directors do not receive any compensation for meetings attended or conducted via telephone conference.

Employment Contract with a Director

     There are currently no employment contracts with any Directors of the Company.


                           CERTAIN TRANSACTIONS

     At the end of 1995, the Company owed $74,000 to David D. Hagen, President and a director of the Company on a promissory note. As of the end of the first quarter, 1996, the balance of that note was $48,000, which was reduced by $24,000 during the early second quarter and which is continuing to be reduced at a rate of $2,000 per month. As of December 31, 1996, the note was paid in full and no other lending relationship existed.

     The Company will attempt to resolve any such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. A Shareholder may be able to institute legal action on behalf of the Company or on behalf of itself and all similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to the Company.

                     1997 ANNUAL REPORT ON FORM 10-KSB

     STOCKHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") SHOULD ADDRESS A WRITTEN REQUEST TO DAVID HAGEN, PRESIDENT, AT THE COMPANY'S ADDRESS SPECIFIED AT THE BEGINNING OF THIS PROXY STATEMENT.


                            STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of stockholders must be received by the Company on or before December 31, 1998.


                           SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that if necessary to obtain a quorum, officers and regular employees of the Company may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.

                                OTHER BUSINESS

     The Company's Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.




Michael J. Daily
Secretary

Hawley, Pennsylvania, May 27, 1998

                    D. H. MARKETING & CONSULTING, INC.
                            300 Keystone Street
                        Hawley, Pennsylvania  18428

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 10, 1998.

The undersigned hereby (i) acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders relating to the Annual Meeting of Stockholders of D. H. Marketing & Consulting, Inc. (the "Company") to be held July 10, 1998, at 5:00 PM, local time, at the Settler's Inn in Hawley, Pennsylvania, and (ii) appoints David D. Hagen as proxy, with full power of substitution, and authorizes him to vote all the shares of Common Stock of the Company standing in the name of the undersigned at said meeting or any adjournment thereof upon the matters specified below and upon such other matters as may properly be brought before the meeting, conferring discretionary authority upon such proxies as to such other matters.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1.    ELECTION OF DIRECTORS:

      _____     FOR all nominees listed (except as marked to the contrary)

      _____     WITHHOLD AUTHORITY (to vote for all nominees listed below)

      David D. Hagen, Michael J. Daily, Martin Grossbach, Steve Krakonchuk, William C. Bartley, Ronald W. Meredith and John C. Guttridge.

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:
        ____________________________________________________________

2. OTHER BUSINESS: To transact such other business as may properly come before the meeting and any adjournment or adjournment thereof.

STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THE PROXY. PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

I/we will ____ will not ____ attend the meeting.

____________________________________
Signature of Stockholder

Date:___________________________, 1998.

IMPORTANT: Please date this Proxy and sign exactly as your name(s) appears. When signing as a fiduciary, please give your full title. Please return this Proxy promptly in the enclosed envelope.